UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2023
Riley Exploration Permian, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15555	87-0267438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
29 E. Reno Avenue, Suite 500
Oklahoma City, Oklahoma 73104
Address of Principal Executive Offices, Including Zip Code)
405-415-8699
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	REPX	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Description of Purchase Agreement

On February 22, 2023, Riley Exploration - Permian, LLC. (“REP LLC”), wholly-owned subsidiary of Riley Exploration Permian, Inc., (“REPX,” together with REP LLC, hereinafter referred to as the “Company”) entered into a purchase and sale agreement (the “Purchase Agreement”) with Pecos Oil & Gas, LLC, a Delaware limited liability company and an affiliate of Cibolo Energy Partners LLC, to acquire oil and natural gas assets located primarily in the Yeso trend of the Permian Basin in Eddy County of New Mexico for an aggregate purchase price of approximately $330 million, subject to customary purchase price adjustments, (the “NM Acquisition”). Upon execution of the Purchase Agreement, the Company deposited $33 million in cash into a third party escrow account, which will be credited against the purchase price upon closing of the NM Acquisition. The NM Acquisition is expected to close early in the second quarter of 2023 with an effective date of January 1, 2023.

The Purchase Agreement contains customary representations, warranties, covenants and indemnities by each of the applicable parties to the Purchase Agreement. The closing of the NM Acquisition is subject to the satisfaction or waiver of certain customary mutual closing conditions including; (i) the accuracy of the counterparty’s representations and warranties in the Purchase Agreement, (ii) the counterparty’s performance or compliance in all material respects with the covenants contained in the Purchase Agreement, (iii) the absence of material legal matters prohibiting the NM Acquisition; (iv) the absence of certain material purchase price adjustments described above, and (v) the counterparty being ready to deliver the closing deliverables. There can be no assurance that the conditions to closing the NM Acquisition will be satisfied.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Debt Commitment Letter

In connection with the Purchase Agreement, the Company entered into a commitment letter dated February 22, 2023 (the “Commitment Letter”) with EOC Partners Advisors L.P. and/or one of its affiliates (collectively, “EOC”) in which EOC and/or one of its affiliates will purchase $200 million of unsecured senior notes (“Senior Notes”) from the Company on the closing date of the NM Acquisition. The proceeds of the Senior Notes will be used to fund a portion of the purchase price of the NM Acquisition and to pay fees, costs and expenses related to the NM Acquisition and the related financing transactions. The funding of the Senior Notes is contingent on the satisfaction or waiver of certain conditions set forth in the Commitment Letter.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Amendment to Credit Agreement

On February 22, 2023, the Company entered into the thirteenth amendment (the “Amendment”) to the credit facility dated September 28, 2017 (the “Credit Facility”) with Truist Bank, as Administrative Agent, and the lenders party thereto. The Amendment to the Credit Facility permits the issuance of the Senior Notes pursuant to the terms set forth in the Commitment Letter and other customary terms and conditions upon the closing of the NM Acquisition, and waives any automatic reduction of the borrowing base thereunder that would otherwise apply upon giving effect to the Company’s issuance of the Senior Notes. It is anticipated that upon the closing of the NM Acquisition the borrowing base under the Credit Facility will be redetermined to give effect to the NM Acquisition.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 22, 2023, the Company entered into the Amendment as described under Item 1.01 above. The foregoing description of the Amendment set forth in Item 1.01 and the full text of the Amendment, a copy of which is filed as Exhibit 10.2 hereto, are incorporated herein by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On February 28, 2023, REPX issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2. of Form 8-K, the information furnished pursuant to Item 7.01 in this Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

2.1*	Purchase and Sale Agreement dated February 22, 2023 by and between Pecos Oil & Gas, LLC, as Seller, and Riley Exploration - Permian, LLC, as Purchaser
10.1*	Commitment Letter dated February 22, 2023 by and between Riley Exploration Permian, Inc. and EOC Partners Advisors L.P.
10.2*	Thirteenth Amendment to the Credit Agreement dated as of February 22, 2023, by and among Riley Exploration Permian, Inc., Riley Exploration - Permian, LLC, as borrower, Truist Bank, as administrative agent, and the lenders party thereto
99.1*	Press Release dated February 28, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*	Filed herewith
•Other than the Exhibits specifically listed above, schedules, annexes and other exhibits to the Purchase and Sale Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K, but will be furnished supplementally to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RILEY EXPLORATION PERMIAN, INC.

Date: February 28, 2023	By:	/s/ Philip Riley
Philip Riley
Chief Financial Officer